UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2008

MEDICAL STAFFING NETWORK HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31299	65-0865171
(Commission File Number)	(I.R.S. Employer Identification No.)

901 Yamato Road, Suite 110, Boca Raton FL	33431
(Address of Principal Executive Offices)	(Zip Code)

(561) 322-1300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 7.01.	Regulation FD Disclosure.

As previously announced, Medical Staffing Network Holdings, Inc. (the “Company”) will be participating in the BMO Capital Markets Healthcare Staffing Forum to be held on Thursday, June 5, 2008. A live broadcast of the Company’s conference presentation will be available on Thursday, June 5, 2008, at 9:30 a.m., Eastern Time. To access the broadcast and the Company’s slide presentation for the conference, listeners should go to the Investor Relations section of the Company’s website, http://www.msnhealth.com, approximately 15 minutes prior to the event to register and download any necessary software. For those unable to hear the live broadcast, a replay will be available after the presentation for 30 days at the same website address.

The slides to be presented at the conference are attached as Exhibit 99.1 to this report. The slides attached to this report as Exhibit 99.1 are furnished pursuant to this Item 7.01 and neither these slides nor the information on the http://www.msnhealth.com website shall be deemed filed in this or any other filing of the Company with the Securities and Exchange Commission, unless expressly incorporated by specific reference in any such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Presentation Slides.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2008	MEDICAL STAFFING NETWORK HOLDINGS, INC.

	By:	/s/ Kevin S. Little
Kevin S. Little President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Presentation Slides.

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